UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2009

DIGITAL LIFESTYLES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27828	13-3779546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

649 Sparta Highway, Suite 102, Crossville, TN	38555
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (931) 707-9601 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities.

Between October 13, 2009 and October 15, 2009 Digital Lifestyles Group, Inc sold an aggregate of 196,154 shares of its common stock and issued the purchasers three year Series A Common Stock Purchase Warrants to purchase an aggregate of 39,231 shares of its common stock with an exercise price of $0.31 per share in private transactions resulting in gross proceeds to us of $51,000.  We did not pay any commissions or finder’s fees in connection with these sales and we intend to use the proceeds for general working capital.  The purchasers were accredited investors and the transactions were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) and Regulation D of that act. The purchasers had such knowledge and experience in business matters that each was capable of evaluating the merits and risks of the prospective investment in our securities. The purchasers had access to business and financial information concerning our company.

Item 5.03                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective close of business on October 19, 2009 Digital Lifestyles Group, Inc. will change its name to TN-K Energy Group Inc.  The name change is being effected pursuant to a short form merger in accordance with Section 253 of the Delaware General Corporation Law.  This statute permits us to merge with a subsidiary, with Digital Lifestyles Group, Inc. as the survivor, and upon the effective time of the merger we may change our name.  In accordance with the statute, this short form merger was authorized and effected by the Board of Directors without stockholder consent.

We have been assigned a new CUSIP number of 88874W107 and we have submitted to FINRA the documents necessary to cause a change in our corporate name and trading symbol on the Pink Sheets.  Once the new symbol has been assigned we will make a public announcement of the new symbol and the date our common stock will begin being quoted under our new name and new symbol.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

3.3           Certificate of Ownership filed with the State of Delaware.
4.9           Form of Series A Common Stock Purchase Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LIFESTYLES GROUP, INC.

Date: October 19, 2009	By: /s/ Ken Page
Ken Page, Chief Executive Officer and President

3